CENTRAL HUDSON GAS & ELECTRIC CORPORATION
Computation of Ratio of Earnings to Fixed Charges             Exhibit (12)(i)(i)
 and Ratio of Earnings to Fixed Charges and Preferred
 Dividends

                                                                     2004
                                                            ------------------------
                                                            3 Months       12 Months
                                                              Ended          Ended
                                                             Dec. 31        Dec. 31
                                                            ---------      ---------
     Earnings: ($000)
A.       Net Income                                         $   7,630      $  38,648
B.       Federal & State Income Tax                             5,006         28,426
                                                            ---------      ---------
C.       Earnings before Income Taxes                       $  12,636      $  67,074
                                                            =========      =========
D.       Fixed Charges
              Interest on Mortgage Bonds                            0              0
              Interest on Other Long-Term Debt                  3,052         11,488
              Other Interest                                      838          5,517
              Interest Portion of Rents                           208            954
              Amortization of Premium & Expense on Debt           257          1,066

                          Total Fixed Charges               $   4,355      $  19,025
                                                            =========      =========

E.       Total Earnings                                     $  16,991      $  86,099
                                                            =========      =========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
              Under IRC Sec 247                             $     242      $     970
G.       Less Allowable Dividend Deduction                        (31)          (127)
                                                            ---------      ---------
H.       Net Subject to Gross-up                                  211            843
I.       Ratio of Earnings before Income
              Taxes to Net Income (C/A)                         1.656          1.736
                                                            ---------      ---------
J.       Pref. Dividend (Pre-tax) (H x L)                         349          1,463
K.       Plus Allowable Dividend Deduction                         31            127
                                                            ---------      ---------
L.       Preferred Dividend Factor                                380          1,590
M.       Fixed Charges (D)                                      4,355         19,025
                                                            ---------      ---------
         Total Fixed Charges and Preferred Dividends        $   4,735      $  20,615
N.                                                          =========      =========

         Ratio of Earnings to Fixed Charges (E/D)                3.90           4.53
O.                                                          =========      =========
         Ratio of Earnings to Fixed Charges and
P.       Preferred Dividends (E/N)                               3.59           4.18
                                                            =========      =========

                                                                                   Year Ended December 31,
                                                          ------------------------------------------------------------------------
                                                                                              (1)
                                                            2003              2002           2001           2000           1999
                                                          ---------         ---------      ---------      ---------      ---------
     Earnings: ($000)
A.       Net Income                                       $  38,875         $  32,524      $  44,178      $  52,595      $  51,881
B.       Federal & State Income Tax                          26,981            21,690         (7,637)        37,150         28,144
                                                          ---------         ---------      ---------      ---------      ---------
C.       Earnings before Income Taxes                     $  65,856         $  54,214      $  36,541      $  89,745      $  80,025
                                                          =========         =========      =========      =========      =========
D.       Fixed Charges
              Interest on Mortgage Bonds                        570             2,136          5,211         11,342         13,057
              Interest on Other Long-Term Debt               10,699             9,819         10,446         12,864         11,094
              Other Interest                                  9,828(2)         11,772         11,820          6,251          4,860
              Interest Portion of Rents                         768               749            801            962            993
              Amortization of Premium & Expense on Debt       1,159             1,249          1,350          1,170            993
                                                          ---------         ---------      ---------      ---------      ---------
                          Total Fixed Charges             $  23,024         $  25,725      $  29,628      $  32,589      $  30,997
                                                          =========         =========      =========      =========      =========

E.       Total Earnings                                   $  88,880         $  79,939      $  66,169      $ 122,334      $ 111,022
                                                          =========         =========      =========      =========      =========

     Preferred Dividend Requirements:
F.       Allowance for Preferred Stock Dividends
              Under IRC Sec 247                           $   1,387(2)      $   2,161      $   3,230      $   3,230      $   3,230
G.       Less Allowable Dividend Deduction                     (127)             (127)          (127)          (127)          (127)
                                                          ---------         ---------      ---------      ---------      ---------
H.       Net Subject to Gross-up                              1,260             2,034          3,103          3,103          3,103
I.       Ratio of Earnings before Income
              Taxes to Net Income (C/A)                       1.694             1.667          0.827          1.706          1.542
                                                          ---------         ---------      ---------      ---------      ---------
J.       Pref. Dividend (Pre-tax) (H x L)                     2,134             3,391          2,566          5,294          4,785
K.       Plus Allowable Dividend Deduction                      127               127            127            127            127
                                                          ---------         ---------      ---------      ---------      ---------
L.       Preferred Dividend Factor                            2,261             3,518          2,693          5,421          4,912
M.       Fixed Charges (D)                                   23,024            25,725         29,628         32,589         30,997
                                                          ---------         ---------      ---------      ---------      ---------
         Total Fixed Charges and Preferred Dividends      $  25,285         $  29,243      $  32,321      $  38,010      $  35,909
N.                                                        =========         =========      =========      =========      =========

         Ratio of Earnings to Fixed Charges (E/D)              3.86              3.11           2.23           3.75           3.58
O.                                                        =========         =========      =========      =========      =========
         Ratio of Earnings to Fixed Charges and
P.       Preferred Dividends (E/N)                             3.52              2.73           2.05           3.22           3.09
                                                          =========         =========      =========      =========      =========

(1) The reduction in the ratios reflects the net effect of regulatory actions in 2001 associated with the sale of Central Hudson's interests in its major generating assets, including the recording of a significant amount of federal investment income tax credits.

(2) Reflects SFAS No. 150, entitled Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, reclassification of $208,750 in preferred stock dividends to interest expense for the quarter ended September 30, 2003.